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                                   EXHIBIT 11

                          GENRAD, INC. AND SUBSIDIARIES
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                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

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                                                                      THREE MONTHS ENDED
                                                                --------------------------
                                                                  MARCH 30,      April 1,
                                                                    1996           1995
                                                                -----------    -----------
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Primary:
- --------
Weighted average number of
       shares outstanding                                        20,265,000     19,486,000

Shares deemed outstanding from
       the assumed exercise of stock options                      1,509,000        456,000
                                                                -----------    -----------

Total:                                                           21,774,000     19,942,000
                                                                ===========    ===========

Earnings applicable to common shares                            $ 6,933,000    $ 4,198,000
                                                                ===========    ===========

Earnings per share of common stock                              $      0.32    $      0.21
                                                                ===========    ===========

Fully Diluted:
- --------------

Weighted average number of
       shares outstanding                                        20,265,000     19,486,000

Shares deemed outstanding from
       the assumed exercise of stock options                      1,701,000        473,000

Assumed conversion of 7 1/4% convertible
       subordinated debentures                                    3,478,000              -
                                                                -----------    -----------

Total:                                                           25,444,000     19,959,000
                                                                ===========    ===========

Earnings applicable to common shares                            $ 6,933,000    $ 4,198,000

Assumed reduction of  7 1/4% convertible
      subordinated debenture interest expense                       933,000              -
                                                                -----------    -----------

Adjusted earnings applicable to common shares                   $ 7,866,000    $ 4,198,000
                                                                ===========    ===========

Earnings per share of common stock                              $      0.31    $      0.21
                                                                ===========    ===========

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